SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ X] Soliciting Material under Rule 14a-12

Money Market Obligations Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)

and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

_______________________________________________________________

2) Form, Schedule or Registration Statement No.:

_______________________________________________________________

3) Filing Party:

_______________________________________________________________

4) Date Filed:

_______________________________________________________________

Important Proxy Materials are available

Federated Funds

You have elected to receive Proxy Materials via the Internet.

This email notification contains information relating to Proxy Materials that are available for the Federated Fund(s) that are maintained in your account and that are identified below.

Please read these instructions carefully before proceeding.

NOTICE OF AVAILABILITY OF IMPORTANT PROXY MATERIALS:

Proxy Materials are available for the following shareholders' meeting.

Federated Institutional Tax-Free Cash Trust Special Meeting of Shareholders Meeting Date: July 26, 2016 For Shareholders as of: May 27, 2016

You can access these Proxy Materials at the following Web address:

NOTICE OF SPECIAL MEETING AND PROXY STATEMENT https://materials.proxyvote.com/Approved/MC2842/20160527/NPS_288753.pdf

If your email software supports it, you can simply click on the above link. If not, you can type (or copy and paste) the web address into the address line of your Web browser.

HOW TO VOTE:

Because electronic Proxy Materials do not include a proxy card that you can mail in, you will need to cast your vote through the Internet or by touchtone telephone. Either way, you will need the Control number(s) below.

CONTROL NUMBER: 0123456789012345

(use this number to cast your vote)

To vote through the Internet, visit https://www.proxyvote.com

Internet voting is accepted up to 11:59 p.m. (PST) the day before the meeting/cut off date.

To vote by touchtone telephone, call 1-800-690-6903 and follow the recorded instructions. Touchtone telephone voting is accepted up to 11:59 p.m (PST) the day before the meeting/cut off date.

ADDITIONAL INFORMATION:

To access the electronic Proxy Materials, you may need Adobe Acrobat Reader software. This software is available for download at no cost at http://www.adobe.com. Downloading time may be slow.